TRANSFER AGENT AND SHAREHOLDER SERVICES AGREEMENT


     THIS AGREEMENT is made as of this 23rd day of July, 2001, by and between ATALANTA/SOSNOFF INVESTMENT TRUST (the "Trust"), an Ohio business trust having its principal place of business at 101 Park Avenue, New York, New York 10178, and ULTIMUS FUND SOLUTIONS, LLC ("Ultimus"), a limited liability company organized under the laws of the State of Ohio and having its principal place of business at 135 Merchant Street, Suite 230, Cincinnati, Ohio 45246.

     WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trust desires that Ultimus perform certain transfer agent and shareholder services for each series of the Trust, listed on Schedule A attached hereto and made part of this Agreement, as such Schedule A may be amended from time to time (individually referred to herein as the "Portfolio" and collectively as the "Portfolios"); and

     WHEREAS, Ultimus is willing to perform such services on the terms and conditions set forth in this
Agreement;

     NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

1. RETENTION OF ULTIMUS.

     The Trust hereby retains Ultimus to perform for the Trust transfer agent services as set forth below. Ultimus also agrees to perform for the Trust such special services incidental to the performance of the services enumerated herein as agreed to by the parties from time to time. Ultimus shall perform such additional services as are provided on an amendment to this Agreement hereof, in consideration of such fees as the parties hereto may agree.

          (a)  SHAREHOLDER TRANSACTIONS

               (i)  Process  shareholder   purchase  and  redemption  orders  in
                    accordance   with   conditions  set  forth  in  the  Trust's
                    prospectus.

               (ii) Set up  account  information,  including  address,  dividend
                    option,    taxpayer    identification   numbers   and   wire
                    instructions.

               (iii)Issue  confirmations  in  compliance  with Rule 10b-10 under the Securities Exchange Act of 1934, as amended (the "1934 Act").

               (iv) Issue periodic statements for shareholders.

               (v)  Process transfers and exchanges.

               (vi) Act  as a  service  agent  and  process  dividend  payments, including the purchase of new shares, through dividend reimbursement.

               (vii)Record the issuance of shares and maintain  pursuant to Rule
                    17Ad-10(e) of the 1934 Act a record of the total number of shares of each Portfolio which are authorized, based upon data provided to it by the Trust, and issued and outstanding.

               (viii) Perform such services as are required to comply with Rules
                    17a-24 and 17Ad-17 of the 1934 Act (the "Lost Shareholder Rules").

               (ix) Administer and/or perform all other customary  services of a transfer agent.

          (b)  SHAREHOLDER INFORMATION SERVICES

               (i) Make information available to shareholder servicing unit and other remote access units regarding trade date, share price, current holdings, yields, and dividend information.

               (ii) Produce detailed history of transactions  through  duplicate or special order statements upon request.

               (iii)Provide   mailing  labels  for   distribution  of  financial
                    reports,   prospectuses,   proxy   statements  or  marketing
                    material to current shareholders.

               (iv) Respond as appropriate  to all inquiries and  communications from shareholders relating to shareholder accounts.

          (c)  COMPLIANCE REPORTING

               (i) Provides reports to the Securities and Exchange Commission and the states in which the Portfolios are registered.

               (ii) Prepare and distribute  appropriate Internal Revenue Service forms for shareholder income and capital gains.

               (iii)Issue  tax  withholding  reports  to  the  Internal  Revenue
                    Service.

          (d)  DEALER/LOAD PROCESSING (IF APPLICABLE)

               (i) Provide reports for tracking rights of accumulation and purchases made under a Letter of Intent.

               (ii) Account  for  separation  of  shareholder  investments  from transaction sale charges for purchase of Portfolio shares.

               (iii)Calculate  fees due under 12b-1 plans for  distribution  and marketing expenses.

               (iv) Track sales and commission  statistics by dealer and provide for payment of commissions on direct shareholder purchases in a load Portfolio.

          (e)  SHAREHOLDER ACCOUNT MAINTENANCE

               (i) Maintain all shareholder records for each account in each Portfolio.

               (ii) Issue  customer  statements  on scheduled  cycle,  providing duplicate second and third party copies if required.

               (iii) Record shareholder account information changes.

               (iv) Maintain account documentation files for each shareholder.

     Ultimus shall perform such other services for the Trust that are mutually agreed upon by the parties from time to time either at no additional fees or for such reasonable and customary fees as are mutually agreed upon by the parties; provided, however that the Trust may retain third parties to perform such other services. Such services may include performing internal audit examination; mailing the annual reports of the Portfolios; preparing an annual list of shareholders; and mailing notices of shareholders' meetings, proxies and proxy statements, for all of which the Trust will pay Ultimus' out-of-pocket expenses.

2. SUBCONTRACTING.

     Ultimus may, at its expense and, upon written notice to the Trust, subcontract with any entity or person concerning the provision of the services contemplated hereunder; provided, however, that Ultimus shall not be relieved of any of its obligations under this Agreement by the appointment of such subcontractor and provided further, that Ultimus shall be responsible, to the extent provided in Section 7 hereof, for all acts of such subcontractor as if such acts were its own.

3. COMPENSATION.

     The Trust shall pay for the services to be provided by Ultimus under this Agreement in accordance with, and in the manner set forth in, Schedule B attached hereto, as such Schedule may be amended from time to time.

     If this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, Ultimus' compensation for that part of the month in which the Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above. Payment of Ultimus' compensation for the preceding month shall be made promptly.

4. REIMBURSEMENT OF EXPENSES.

     In addition to paying Ultimus the fees described in Schedule B attached hereto, the Trust agrees to reimburse Ultimus for its reasonable out-of-pocket expenses in providing services hereunder, including without limitation the following:

     (a) All freight and other delivery and bonding charges incurred by Ultimus in delivering materials to and from the Trust;

     (b) All direct telephone, telephone transmission and telecopy or other electronic transmission expenses incurred by Ultimus in communication with the Trust, the

          Trust's investment adviser or custodian, dealers or others as required for Ultimus to perform the services to be provided hereunder;

     (c)  The cost of microfilm or microfiche of records or other materials;

     (d) The cost of printing and generating confirmations, statements and other documents and the cost of mailing such documents to shareholders and others;

     (e) All expenses incurred in connection with any custom programming or systems modifications required to provide any special reports or services requested by the Trust;

     (f) Any expenses Ultimus shall incur at the written direction of an officer of the Trust thereunto duly authorized other than an employee or other affiliated person of Ultimus who may otherwise be named as an authorized representative of the trust for certain purposes; and

     (g)  Any  additional   expenses  reasonably  incurred  by  Ultimus  in  the
          performance of its duties and obligations under this Agreement.

5. EFFECTIVE DATE.

     This Agreement shall become effective with respect to a Portfolio as of the date first written above (or, if a particular Portfolio is not in existence on that date, on the date such Portfolio commences operation) (the "Effective Date").

6. TERM OF THIS AGREEMENT.

     The term of this Agreement shall continue in effect, unless earlier terminated by either party hereto as provided hereunder, for a period of two years (the "Initial Term"). Thereafter, unless otherwise terminated as provided herein, this Agreement shall be renewed automatically for successive one-year periods.

     This Agreement may be terminated without penalty: (i) by provision of sixty
(60) days' written notice; (ii) by mutual agreement of the parties; or (iii) for "cause" (as defined herein) upon the provision of sixty (60) days' advance written notice by the party alleging cause.

     For purposes of this Agreement, "cause" shall mean: (i) a material breach of this Agreement that has not been remedied within thirty (30) days following written notice of such breach from the non-breaching party, (ii) a series of negligent acts or omissions or breaches of this Agreement which, in the aggregate, constitute in the reasonable judgment of the Trust, a serious failure to perform satisfactorily Ultimus' obligations hereunder; (iii) a final, unappealable judicial, regulatory or administrative ruling or order in which the party to be terminated has been found guilty of criminal or unethical behavior in the conduct of its business; or (iv) financial difficulties on the part of the party to be terminated which are evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent or acquiescence in, a voluntary or involuntary case under Title 11 of the United States Code, as from time to time is in effect, or any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or the modification or alteration of the rights of creditors.

     Notwithstanding the foregoing, after such termination for so long as Ultimus, with the written consent of the Trust, in fact continues to perform any one or more of the services contemplated by this Agreement or any schedule or exhibit hereto, the provisions of this Agreement, including without limitation the provisions dealing with indemnification, shall continue in full force and effect. Compensation due Ultimus and unpaid by the Trust upon such termination shall be immediately due and payable upon and notwithstanding such termination. Ultimus shall be entitled to collect from the Trust, in addition to the compensation described in Schedule B, the amount of all of Ultimus' cash disbursements for services in connection with Ultimus' activities in effecting such termination, including without limitation, the delivery to the Trust and/or its designees of the Trust's property, records, instruments and documents.

7. STANDARD OF CARE.

     The duties of Ultimus shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against Ultimus hereunder. Ultimus shall be obligated to exercise care and diligence in the performance of its duties hereunder and to act in good faith in performing the services provided for under this Agreement. Ultimus shall be liable for any damages arising directly or indirectly out of Ultimus' failure to perform its duties under this Agreement to the extent such damages arise directly or indirectly out of Ultimus' willful misfeasance, bad faith, negligence in the performance of its duties, or reckless disregard of it obligations and duties hereunder. (As used in this Article 7, the term "Ultimus" shall include directors, officers, employees and other agents of Ultimus as well as Ultimus itself.)

     Without limiting the generality of the foregoing or any other provision of this Agreement, (i) Ultimus shall not be liable for losses beyond its reasonable control, provided that Ultimus has acted in accordance with the standard of care set forth above; and (ii) Ultimus shall not be liable for the validity or invalidity or authority or lack thereof of any instruction, notice or other instrument that Ultimus reasonably believes to be genuine and to have been signed or presented by a duly authorized representative of the Trust (other than an employee or other affiliated persons of Ultimus who may otherwise be named as an authorized representative of the Trust for certain purposes).

     Ultimus may apply to the Trust at any time for instructions and may consult with counsel for the Trust or its own counsel and with accountants and other experts with respect to any matter arising in connection with Ultimus' duties hereunder, and Ultimus shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction or with the reasonable opinion of such counsel, accountants or other experts qualified to render such opinion.

8. INDEMNIFICATION.

     The Trust agrees to indemnify and hold harmless Ultimus from and against any and all actions, suits, claims, losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) (collectively, "Losses") arising directly or indirectly out of any action or omission to act which Ultimus takes (i) at any request or on the direction of or in reliance on the reasonable advice of the Trust, (ii) upon any instruction, notice or other instrument that Ultimus reasonably believes to be genuine and to have been signed or presented by a duly authorized representative of the Trust (other than an employee or other affiliated person of Ultimus who may otherwise be named as an authorized representative of the Trust for certain purposes) or (iii) on its own initiative, in good faith and in accordance with the standard of care set forth herein, in connection with the performance of its duties or obligations hereunder; provided, however that the Trust shall have no obligation to indemnify or reimburse Ultimus under this Article 8 to the extent that Ultimus is entitled to reimbursement or indemnification for such Losses under any liability insurance policy described in this Agreement or otherwise.

     Ultimus shall not be indemnified against or held harmless from any Losses arising directly or indirectly out of Ultimus' own willful misfeasance, bad faith, negligence in the performance of its duties, or reckless disregard of its obligations and duties hereunder. (As used in this Article 8, the term "Ultimus" shall include directors, officers, employees and other agents of Ultimus as well as Ultimus itself.)

9. RECORD RETENTION AND CONFIDENTIALITY.

     Ultimus shall keep and maintain on behalf of the Trust all books and records which the Trust and Ultimus is, or may be, required to keep and maintain pursuant to any applicable statutes, rules and regulations, including without limitation Rules 31a-1 and 31a-2 under the 1940 Act, relating to the maintenance of books and records in connection with the services to be provided hereunder. Ultimus further agrees that all such books and records shall be the property of the Trust and to make such books and records available for inspection by the Trust or by the SEC at reasonable times and otherwise to keep confidential all books and records and other information relative to the Trust and its shareholders; except when requested to divulge such information by duly-constituted authorities or court process.

10. FORCE MAJEURE.

     Ultimus assumes no responsibility hereunder, and shall not be liable, for any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control, including acts of civil or military authority, national emergencies, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

11.   RIGHTS OF OWNERSHIP; RETURN OF RECORDS.

         All records and other data except computer programs and procedures developed to perform services required to be provided by Ultimus are the exclusive property of the Trust and all such records and data will be furnished to the Trust in appropriate form as soon as practicable after termination of this Agreement for any reason. Ultimus may at its option at any time, and shall promptly upon the Trust's demand, turn over to the Trust and cease to retain Ultimus' files, records and documents created and maintained by Ultimus pursuant to this Agreement which are no longer needed by Ultimus in the performance of its services or for its legal protection. If not so turned over to the Trust, such documents and records will be retained by Ultimus for six years from the year of creation. At the end of such six-year period, such records and documents will be turned over to the Trust unless the Trust authorizes in writing the destruction of such records and documents.

12. REPRESENTATIONS OF THE TRUST.

     The Trust certifies to Ultimus that: (1) as of the close of business on the Effective Date, each Portfolio that is in existence as of the Effective Date has authorized unlimited shares, and (2) this Agreement has been duly authorized by the Trust and, when executed and delivered by the Trust, will constitute a legal, valid and binding obligation of the Trust, enforceable against the

Trust  in  accordance  with  its  terms,  subject  to  bankruptcy,   insolvency,
reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

13. REPRESENTATIONS OF ULTIMUS.

     Ultimus represents and warrants that: (1) the various procedures and systems which Ultimus has implemented with regard to safeguarding from loss or damage attributable to fire, theft, or any other cause the records, and other data of the Trust and Ultimus' records, data, equipment facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as are required for the secure performance of its obligations hereunder, (2) this Agreement has been duly authorized by Ultimus and, when executed and delivered by Ultimus, will constitute a legal, valid and binding obligation of Ultimus, enforceable against Ultimus in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties, (3) it is duly registered with the appropriate regulatory agency as a transfer agent and such registration will remain in full force and effect for the duration of this Agreement, and (4) it has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.


14. INSURANCE.

     Ultimus shall furnish the Trust with pertinent information concerning the professional liability insurance coverage that it maintains. Such information shall include the identity of the insurance carrier(s), coverage levels and deductible amounts. Ultimus shall notify the Trust should any of its insurance coverage be canceled or reduced. Such notification shall include the date of change and the reasons therefor. Ultimus shall notify the Trust of any material claims against it with respect to services performed under this Agreement, whether or not they may be covered by insurance, and shall notify the Trust from time to time as may be appropriate of the total outstanding claims made by Ultimus under its insurance coverage.

15. INFORMATION TO BE FURNISHED BY THE TRUST.

          The  Trust has furnished to Ultimus the following:

          (a) Copies of the Declaration of Trust and of any amendments thereto, certified by the proper official of the state in which such document has been filed.

          (b)  Copies of the following documents:

               (1) The Trust's Bylaws and any amendments thereto; and (2) Certified copies of resolutions of the Trustees covering the approval of this Agreement, authorization of a specified officer of the Trust to execute and deliver this Agreement and authorization for specified officers of the Trust to instruct Ultimus thereunder.

          (c) A list of all the officers of the Trust, together with specimen signatures of those officers who are authorized to instruct Ultimus in all matters.

          (d) Copies of the Prospectus and Statement of Additional Information for each Portfolio.

16. AMENDMENTS TO AGREEMENT.

     This Agreement, or any term thereof, may be changed or waived only by written amendment signed by the party against whom enforcement of such change or waiver is sought.

     For special cases, the parties hereto may amend such procedures set forth herein as may be appropriate or practical under the circumstances, and Ultimus may conclusively assume that any special procedure which has been approved by the Trust does not conflict with or violate any requirements of its Declaration of Trust or then current prospectuses, or any rule, regulation or requirement of any regulatory body.

17. COMPLIANCE WITH LAW.

     Except for the obligations of Ultimus otherwise set forth herein, the Trust assumes full responsibility for the preparation, contents and distribution of each prospectus of the Trust as to compliance with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the 1940 Act and any other laws, rules and regulations of governmental authorities having jurisdiction. The Trust represents and warrants that no shares of the Trust will be offered to the public until the Trust's registration statement under the Securities Act and the 1940 Act has been declared or becomes effective.

18. NOTICES.

     Any notice provided hereunder shall be sufficiently given when sent by registered or certified mail to the party required to be served with such notice, at the following address: if to the Trust, at 101 Park Avenue, New York, New York 10178, Attn: Anthony G. Miller; and if to Ultimus, at 135 Merchant Street, Suite 230, Cincinnati, Ohio 45246, Attn: Robert G. Dorsey; or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section.

19. ASSIGNMENT.

     This Agreement and the rights and duties hereunder shall not be assignable by either of the parties hereto except by the specific written consent of the other party. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

20. GOVERNING LAW.

     This Agreement shall be construed in accordance with the laws of the State of Ohio and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Ohio, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

21. LIMITATION OF LIABILITY.

     A copy of the Declaration of Trust of the Trust is on file with the Secretary of the State of Ohio, and notice is hereby given that this instrument is executed on behalf of the Board of Trustees of the Trust and not individually and that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the Trust (or if the matter relates only to a particular Portfolio, that Portfolio), and the Ultimus shall look only to the assets of the Trust, or the particular Portfolio, for the satisfaction of such obligations.

22. MULTIPLE ORIGINALS.

     This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.


                                         ATALANTA/SOSNOFF INVESTMENT TRUST

                                         By: /s/ Anthony G. Miller
                                             ------------------------

                                         Title: President


                                         ULTIMUS FUND SOLUTIONS, LLC

                                         By: /s/ Robert G. Dorsey
                                             ------------------------

                                         Title: President

                                   SCHEDULE A

        TO THE TRANSFER AGENT AND SHAREHOLDER SERVICES AGREEMENT BETWEEN
                        ATALANTA/SOSNOFF INVESTMENT TRUST
                                       AND
                           ULTIMUS FUND SOLUTIONS, LLC


                                 FUND PORTFOLIOS
                                 ---------------

                              Atalanta/Sosnoff Fund
                           Atalanta/Sosnoff Focus Fund
                           Atalanta/Sosnoff Value Fund
                         Atalanta/Sosnoff Balanced Fund
                          Atalanta/Sosnoff Mid Cap Fund

                                   SCHEDULE B

        TO THE TRANSFER AGENT AND SHAREHOLDER SERVICES AGREEMENT BETWEEN
                        ATALANTA/SOSNOFF INVESTMENT TRUST
                                       AND
                           ULTIMUS FUND SOLUTIONS, LLC


                                FEES AND EXPENSES
                                -----------------

FEES:

     Ultimus shall be entitled to receive a fee from the Trust on the first business day following the end of each month, or at such time(s) as Ultimus shall request and the parties hereto shall agree, a fee computed with respect to each Portfolio as follows:


          Annual fee per shareholder account      $18.00

          Minimum fee per year                    $18,000 per Portfolio/class


     For a Portfolio with 25 or less shareholders, the monthly fee will be reduced to $1,000 ($12,000 annual fee). For a Portfolio with less than 100 shareholders but more than 25 shareholders, the monthly fee will be reduced to $1,250 ($15,000 annual fee).

     Ultimus charges a $15.00 annual maintenance fee for IRA accounts.

     For Web Inquiry access, Ultimus charges an annual fee of $2,500 per Portfolio.

     For both Web Inquiry access and Web Transaction Processing, Ultimus charges an annual fee of $5,000 per Portfolio.

OUT-OF-POCKET EXPENSES:

     The fees set forth above shall be in addition to the payment of out-of-pocket expenses, as provided for in Section 4 of this Agreement.